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                                                                     Exhibit 5.1

                                   May 3, 2002


American Land Lease, Inc.
29399 U.S. Hwy 19 North, Suite 320
Clearwater, Florida  33761

            Re:   American Land Lease, Inc. Registration Statement on Form S-3
                  ------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to American Land Lease, Inc., a Delaware corporation (the "Company"), in connection with the issuance by the Company of up to 1,000,000 shares (the "Shares") of its Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on May 3, 2002 under the Act (the "Registration Statement"); (ii) the Second Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (iii) the Third Amended and Restated By-Laws of the Company, as presently in effect; (iv) a specimen certificate representing the Common Stock; (v) the Plan and (vi) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents

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American Land Lease, Inc.
May 3, 2002
Page 2

submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the issuance of the Shares have been duly authorized and, when (i) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (ii) the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP